Exhibit 5.1

June 10, 2021

Metaurus Equity Component Trust
c/o Metaurus Advisors LLC
589 Fifth Avenue, Suite 808
New York, NY 10017

Re:	Metaurus Equity Component Trust

Ladies and Gentlemen:

We have acted as special Delaware counsel to Metaurus Equity Component Trust, a Delaware statutory trust organized in series (the “Trust”), in connection with the matters set forth herein. This opinion is being delivered to you at your request.

We have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below, including the following documents:

(a)	The Certificate of Trust of the Trust, as filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on September 28, 2016, as restated by a Restated Certificate of Trust filed with the Secretary of State on October 5, 2016, as further restated by a Restated Certificate of Trust filed with the Secretary of State on February 13, 2017, and as further restated by a Restated Certificate of Trust filed with the Secretary of State on June 12, 2017 (as so restated, the “Certificate of Trust”);

(b)	The Declaration of Trust, dated as of September 27, 2016, by Richard P. Sandulli, as trustee;

(c)	The Fourth Amended and Restated Declaration of Trust, dated as of January 19, 2018 (the "Trust Agreement"), between Metaurus Advisors LLC, a Delaware limited liability company, as sponsor (the “Sponsor”), and Wilmington Trust, National Association, a national banking association, as trustee (the “Trustee”);

Metaurus Equity Component Trust

June 10, 2021

(d)	Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form S-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”) on or about the date hereof, including a prospectus (the “Prospectus”) relating to the beneficial interests (the “Shares”) in the series of the Trust designated as (i) U.S. Equity Cumulative Dividends Fund – Series 2027 and (ii) U.S. Equity Ex-Dividend Fund – Series 2027 (each a “Fund” and collectively the “Funds”);

(e)	A form of Authorized Participant Agreement to be entered into by the Trust, the Sponsor and each Authorized Participant (collectively the “Participant Agreements”) filed as an exhibit to the Registration Statement; and

(f)	A Certificate of Good Standing for the Trust, dated June 10, 2021 obtained from the Secretary of State.

As to various questions of fact material to our opinion, we have relied upon the representations made in the foregoing documents and upon certificates of officers of the Sponsor. With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures. Capitalized terms used herein and not otherwise defined are used as defined in, or by reference in, the Trust Agreement.

Based upon and subject to the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth herein below, it is our opinion that:

1. The Trust has been duly formed and is validly existing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801 et seq. (the “Act”).

2. The Shares to be issued by the Trust will be validly issued and, subject to the qualifications set forth herein, will be fully paid and nonassessable beneficial interests in the Trust, as to which the Shareholders, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit under the General Corporation Law.

3. Assuming that (i) separate and distinct records are maintained for each Fund, (ii) the assets associated with each Fund are held in such separate and distinct records (directly or indirectly including through a nominee or otherwise) and accounted for in such separate and distinct records separately from the other assets of the Trust or any other series thereof, (iii) the notice of the limitation on liabilities of a series provided in Section 3804(a) of the Act is continuously set forth in the Certificate of Trust, and (iv) the Trust Agreement continuously provides for those matters described in (i), (ii) and (iii) of this paragraph 3, each Fund shall be entitled to the benefits of the limitation on interseries liability set forth in Section 3804(a) of the Act.

Metaurus Equity Component Trust

June 10, 2021

The foregoing opinions are subject to the following assumptions, exceptions, qualifications and limitations:

A. We are admitted to practice law in the State of Delaware, and we do not hold ourselves out as being experts on the law of any other jurisdiction. The foregoing opinions are limited to the laws of the State of Delaware (excluding securities laws) currently in effect. We have not considered and express no opinion on the laws of any other state or jurisdiction, including federal laws or rules and regulations thereunder.

B. We have assumed (i) that the Trust Agreement and the Certificate of Trust are in full force and effect and have not been amended and will be in full force and effect when the Shares are issued by the Trust, (ii) except to the extent set forth in paragraph 1 above, the due creation, due formation or due organization, as the case may be, and valid existence in good standing of each party to the documents examined by us (other than the Trust) under the laws of the jurisdiction governing its creation, formation or organization, (iii) the legal capacity of each natural person who is a party to the documents examined by us, (iv) that each of the parties to the documents examined by us (other than the Trust) has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) that each of the parties to the documents examined by us (other than the Trust) has duly authorized, executed and delivered such documents, (vi) the due submission to the Sponsor of a Purchase Order (as defined in the Participant Agreements) by each Authorized Participant, (vii) the due acceptance by the Sponsor of each Purchase Order and the due issuance in accordance with the Trust Agreement and the Participant Agreements of the Shares relating thereto to the Authorized Participants, (viii) the payment by each Authorized Participant to the Trust of the full consideration due from it for the Shares subscribed to by it, (ix) the Shares will be offered and sold as described in the Registration Statement, the Trust Agreement and the Participant Agreements and (x) that any amendment or restatement of any document reviewed by us has been accomplished in accordance with, and was permitted by, the relevant provisions of said document prior to its amendment or restatement from time to time.

C. We have not participated in the preparation of the Registration Statement (except for providing this opinion) or the Prospectus and assume no responsibility for their contents, other than this opinion.

D. The opinions in paragraph 3 above are subject to (i) applicable bankruptcy, insolvency, moratorium, receivership, reorganization, fraudulent transfer and similar laws relating to and affecting the rights and remedies of creditors generally and (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law). In addition, we express no opinion as to the validity or enforceability of provisions of the Trust Agreement that purport to bind a Person that is not a party to the Trust Agreement.

Metaurus Equity Component Trust

June 10, 2021

We hereby consent to the use of this opinion as an exhibit to the Registration Statement filed with the Securities and Exchange Commission. We also hereby consent to the use of our name under the heading “Legal Matters” in the Prospectus. In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

Very truly yours,

/s/ Richards, Layton & Finger P.A.

JWP/MMK